UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

100 Bayview Circle, Ste. 6000

Newport Beach, CA 92660-8915

(Address of principal executive offices)

(949) 255-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 16, 2006, in connection with the Offer described in Item 5.01 below, Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), and the following direct and indirect wholly owned subsidiaries of the Company, Kerr Corporation, a Delaware corporation, Ormco Corporation, a Delaware corporation, Pinnacle Products, Inc., a Wisconsin corporation, and Hawe Neos Holding SA, a corporation organized under the laws of Switzerland, repaid in full all obligations and liabilities owing by them under a 5-year $250,000,000 Credit Agreement (the “Credit Agreement”) dated as of March 23, 2006 with Credit Suisse, Cayman Islands Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, Calyon New York Branch and LaSalle Bank National Association, as Co-Documentation Agents, and the lenders party thereto. Effective as of May 16, 2006, the Credit Agreement and the related documents executed in connection therewith were terminated and are no longer in effect.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The purchase of the Shares (as defined below in Item 5.01) pursuant to the Offer constitutes a Change of Control of the Company, as defined in the indenture (the “Indenture”) governing the Company’s $150.0 million of outstanding 8 1/8% Senior Subordinated Notes Due 2012 (the “8 1/8% Notes”). In accordance with the Indenture, the Company is required to commence, within 30 days following the Change of Control, a tender offer to purchase all outstanding 8 1/8% Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. The Company intends to commence such an offer on or before June 15, 2006.

Item 5.01. Changes in Control of Registrant.

On April 12, 2006, the Company announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Danaher Corporation, a Delaware corporation (“Parent”), and Smile Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (the “Purchaser”).

Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the Company’s common stock, par value $.01 per share, including the associated preferred stock purchase rights (the “Rights”) (which Rights together with the shares of the Company’s common stock are hereinafter referred to as the “Shares”), at a price of $47.00 per share upon the terms and subject to the conditions disclosed in the Offer to Purchase on Schedule TO (as amended or supplemented from time to time) filed by Parent and Purchaser with the Securities and Exchange Commission on April 18, 2006 (the “Offer”).

The Offer initially expired at 12:00 Midnight, New York City time, on Monday, May 15, 2006. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 12:00 Midnight, New York City time, on May 15, 2006, approximately 34,044,814 Shares were tendered pursuant to the Offer and not withdrawn, including 3,204,796 Shares tendered by notice of guaranteed delivery, which represents approximately 83.95% of all outstanding Shares. Purchaser accepted such tendered Shares for payment pursuant to the terms of the Offer. Payment for Shares accepted for payment was made promptly.

On May 16, 2006, the Company and Parent announced in a press release that Purchaser had commenced a subsequent offering period for all remaining untendered Shares expiring at 12:00 Midnight, New York City time, on Thursday, May 18, 2006. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 12:00 Midnight, New York City time, on May 18, 2006, approximately 38,958,190 Shares were tendered pursuant to the Offer, including Shares tendered during the subsequent offering period (including 851,655 Shares tendered by notice of guaranteed delivery), which represents approximately 96.07% of all outstanding Shares. Purchaser has accepted the Shares tendered during the subsequent offering period for payment pursuant to the terms of the Offer. Payment for such Shares was made promptly.

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Effective as of 9:00 a.m. Eastern time on May 19, 2006, Purchaser acquired all of the remaining outstanding Shares by effecting a “short-form” merger under Delaware law without action by any other stockholder since it had acquired more than 90 percent of the outstanding Shares. In the merger, Purchaser merged with and into the Company and the Company became an indirect wholly owned subsidiary of Parent. In the merger, each Share was cancelled and (except for Shares held by Parent, Purchaser or stockholders properly exercising dissenters’ rights) converted into the right to receive $47.00 per Share, net to the seller in cash without interest.

The information contained in Item 5.02 below is incorporated herein by reference. The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2006, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Purchaser and Parent with the SEC on April 18, 2006, as subsequently amended, and such information is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Offer described in Item 5.01 above, William A. Donan, R. Jeffrey Harris, Robert W. Klemme and Kenneth F. Yontz resigned from the Board of Directors of the Company (the “Board of Directors”), effective as of May 16, 2006. Pursuant to the terms of the Merger Agreement, the resignations followed Purchaser’s acceptance for payment and purchase of all Shares validly tendered and not properly withdrawn pursuant to the Offer.

Pursuant to the Merger Agreement, effective May 16, 2006, the Board of Directors of the Company increased the size of the Board of Directors from eight to nine members and unanimously elected Patrick W. Allender, Daniel L. Comas, James H. Ditkoff, Robert S. Lutz and Daniel A. Raskas, who are designees of the Parent, to fill the newly created directorship and the vacancies resulting from the resignations on the Board of Directors.

Dennis Brown, Donald N. Ecker, James R. Parks and Floyd W. Pickrell, Jr. continued to serve as directors of the Company until the effective time of the merger.

Biographical and other information with respect to Patrick W. Allender, Daniel L. Comas, James H. Ditkoff, Robert S. Lutz and Daniel A. Raskas is contained in the Section 14(f) Information Statement included as Annex I to the Statement, and such information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Sybron Dental Specialties, Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 19, 2006, as amended).

20.2	Section 14(f) Information Statement of Sybron Dental Specialties, Inc., dated April 19, 2006 (incorporated by reference to Annex I of the Solicitation/Recommendation Statement on Schedule 14D-9 of Sybron Dental Specialties, Inc. filed with the Securities and Exchange Commission on April 19, 2006).

99.1	Tender Offer Statement of Danaher Corporation and Smile Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 18, 2006, as amended).

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: May 22, 2006	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President - General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Sybron Dental Specialties, Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 19, 2006, as amended).

20.2	Section 14(f) Information Statement of Sybron Dental Specialties, Inc., dated April 19, 2006 (incorporated by reference to Annex I of the Solicitation/Recommendation Statement on Schedule 14D-9 of Sybron Dental Specialties, Inc. filed with the Securities and Exchange Commission on April 19, 2006).

99.1	Tender Offer Statement of Danaher Corporation and Smile Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 18, 2006, as amended).

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